Exhibit 99

CONTACT: BOB READY OR
FOR IMMEDIATE RELEASE	RON STOWELL
DATE: APRIL 23, 2009	(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
MARCH 31, 2009, DECLARES REGULAR QUARTERLY CASH DIVIDEND AND
SUSPENDS PROVIDING SALES AND EARNINGS GUIDANCE

Cincinnati, OH; April 23, 2009 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•
reported third quarter net sales of $46,989,000, a decrease of 27% as compared to the same period of the prior fiscal year; reported a third quarter net loss of $(2,467,000) or $(0.11) per share, which includes a pre-tax non-cash $957,000 impairment of goodwill, as compared to net income of $997,000 or $0.05 per share from the same period of the prior fiscal year.  Excluding the impact of the goodwill impairment, the diluted loss per share would have been $(0.08) per share in the third quarter of fiscal 2009;

•
reported nine month net sales of $183,614,000, a decrease of 23% as compared to the same period of the prior fiscal year; reported a nine month net loss of $(12,842,000) or $(0.59) per share, which includes a pre-tax non-cash $13,626,000 impairment of goodwill, as compared to net income of $12,773,000 or $0.58 per share from the same period of the prior fiscal year.  Excluding the impact of the goodwill impairment, the diluted earnings per share would have been $0.03 per share in the nine months of fiscal 2009;

•	declared a regular quarterly cash dividend of $0.05 per share payable May 12, 2009 to shareholders of record May 5, 2009; and

•
announced that it is withdrawing its previous fiscal 2009 guidance issued on January 22, 2009, and stated that it will suspend providing sales and earnings guidance due to the difficulty in providing reasonable estimates of future operating results considering the uncertainty of the economy and resultant outlook for the lighting and graphics markets.

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended March 31			Nine Months Ended March 31
	2009	2008	% Change	2009	2008	% Change
Net Sales	$46,989	$64,780	(27.5)%	$183,614	$238,843	(23.1)%

Operating Income (Loss)	$(3,795)	$1,526		$(13,005)	$19,961

Net Income (Loss)	$(2,467)	$997		$(12,842)	$12,773

Earnings (Loss) Per Share (diluted)	$(0.11)	$0.05		$(0.59)	$0.58

LSI Industries Inc. Fiscal 2009 Third Quarter Results
April 23, 2009

Financial Highlights (continued)
(In thousands, except per
share data; unaudited)

	3/31/09	6/30/08
Working Capital	$72,731	$72,863
Total Assets	$151,252	$183,540
Long-Term Debt	$--	$--
Shareholders’ Equity	$131,145	$148,516

Third Quarter Fiscal 2009 Results

Net sales in the third quarter of fiscal 2009 were $46,989,000, a decrease of 27% over last year’s third quarter net sales of $64,780,000.  Lighting Segment net sales decreased 23% to $34.7 million (sales to the Commercial / Industrial lighting market decreased 17%), and Graphics Segment net sales decreased 38% to $12.3 million.  The fiscal 2009 third quarter net loss of $(2,467,000), or $(0.11) per share, compares to net income of $997,000, or $0.05 per share, reported last year in the same period.  The Company recorded a pre-tax non-cash goodwill impairment expense of $957,000 [represents $(0.03) per share inclusive of the income tax effect] in the third quarter of fiscal 2009 in its Graphics Segment, with no similar expense in the same period of the prior year.  Earnings or loss per share represents diluted earnings or loss per share.

Nine Month Fiscal 2009 Results

Net sales in the first nine months of fiscal 2009 were $183,614,000, a decrease of 23% over last year’s nine month net sales of $238,843,000.  Lighting Segment net sales decreased 8% to $130.7 million (sales to the Commercial / Industrial lighting market decreased 1%), and Graphics Segment net sales decreased 46% to $52.9 million.  The fiscal 2009 nine month net loss of $(12,842,000), or $(0.59) per share, compares to net income of $12,773,000, or $0.58 per share, reported last year in the same period.  The Company recorded pre-tax non-cash goodwill impairment expense of $13,626,000 [represents $(0.62) per share inclusive of the income tax effect] in the first nine months of fiscal 2009 primarily in its Lighting Segment, with no similar expense in the same period of the prior year.  Earnings or loss per share represents diluted earnings or loss per share.

Goodwill Impairment Charge

Given current economic conditions, the effects of the recession on the Company’s markets and the decline in the Company’s stock price, an additional goodwill impairment test was required to be performed in accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.”  The impairment test indicated there was a material non-cash impairment of goodwill in one reporting unit in the Graphics Segment due to the combination of a decline in the market capitalization of the Company at March 31, 2009 and a decline in the estimated forecasted discounted cash flows expected by the Company, which management attributes to a weaker economic cycle impacting the Company’s customers.  The estimated amount of the pre-tax goodwill impairment, subject to completion of our valuation procedures, was $957,000 ($746,000 inclusive of the income tax effect) and, accordingly, a non-cash charge was recorded in the third quarter of fiscal 2009.  This goodwill impairment had a negative impact on the Company’s fiscal 2009 estimated income tax rate as reflected in the results reported.

LSI Industries Inc. Fiscal 2009 Third Quarter Results
April 23, 2009

Company Comments

Robert J. Ready, President and Chief Executive Officer, commented, “As fiscal 2009 has progressed we have encountered unprecedented negative economic forces including malfunctioning credit markets, a decimated housing market, declining industrial production, rapidly increasing unemployment, roller coaster commodity pricing, and record low confidence levels.  Taken as a whole, these factors have caused a substantial reduction in demand for our lighting and graphics products.  Virtually all of our markets (petroleum, convenience store, retail, commercial & industrial, automotive, etc.) have been adversely impacted and our business has suffered as a result.  During the third quarter ended March 31, 2009, Lighting Segment net sales decreased 23%, Graphic Segment net sales decreased 38%, and total net sales decreased 27% as compared to last year.  We were also required to take additional non-cash goodwill impairment charge of $957,000 or $(0.03) per share during the third quarter.  These charges do not impact our tangible net worth, cash, liquidity, or borrowing ability.  Considering the uncertainty of the economy and the near-to-intermediate term outlook for our lighting and graphics markets makes it a frustrating and futile exercise to provide reasonable sales and earnings guidance at this point in time.  LSI’s business is not driven by backlog, thereby making the task of forecasting even more prone to error during turbulent economic times like those now present.  Therefore, we will suspend providing sales and earnings guidance until conditions once again allow us to provide reasonable estimates of future operating results.

“During these difficult and uncertain economic conditions, we have taken a number of proactive steps to “right size” LSI Industries to meet today’s challenges.  Such actions include strict control of expenses, capital expenditure reductions, close management of accounts receivable and inventories, headcount reductions, and maintaining a conservative financial condition coupled with positive free cash flow.  LSI’s balance sheet is highly liquid, debt free, and will support the future growth of the business when the economy eventually improves.  As we continue to adjust our expense levels to lower production rates and manage working capital efficiency, we are also strategically positioning the business for future growth.

“We are very positive about the longer term outlook and opportunities for LSI Industries notwithstanding the current economic recession that will likely continue to impact results during the next several quarters.  Our introduction of solid-state LED Crossover® products to the petroleum and commercial / industrial lighting markets has been well received, and there is strong interest in these energy-efficient lighting fixtures.  We have introduced several new solid-state LED lighting products to the market during the past six months and have more slated for this quarter and fiscal 2010.  Regarding the Graphics business, we have world class capabilities and are pursuing new business.  Realistically, the large projects are customer generated and will likely be driven by better economic conditions for national retailers or business combinations requiring re-imaging.

“We have recently achieved a number of important accomplishments that bode well for the future.  With regard to our Lighting Segment, we have received a contract renewal with the nation’s largest retailer for interior lighting.  Another national retailer is increasing their volume utilizing our Crossover LED products for jewelry case and other display applications.  We have received a commitment from a major convenience store retailer to complete a 110 store pilot program to retrofit the existing facilities with our Crossover solid state lighting products.  During the most recent quarter we introduced new Crossover LED lighting products for (i) site lighting (restaurants, petroleum, automotive, commercial/industrial, and energy retrofit markets), (ii) street lighting (municipal, residential, parks, urban, and major city markets), (iii) multi-purpose/parking garage lighting (commercial parking garage, automotive service bays, car wash, and interior petroleum markets), (iv) soffit lighting (restaurant exteriors, bank drive-through, and petroleum exterior markets), and (v) additional petroleum canopy lighting (additional versions for the retrofit and international markets).  Truly new opportunities include street lighting retrofits, parking garages, college and university markets, international market opportunities in Australia, Asia, Europe, and Africa and various energy retrofit markets. Regarding our Graphics Segment, the outlook is beginning to look more positive as we pursue re-imaging projects with a national drug store chain, a quick service food company, and a convenience store chain.  We have extensive previous experience with all of these customers and believe the current programs have the potential to become significant contributors to sales and earnings during fiscal 2010.

LSI Industries Inc. Fiscal 2009 Third Quarter Results
April 23, 2009

“In summary, LSI is facing a period of challenging business conditions in the near term due to the general economic recession but will emerge a stronger and more efficient company as business conditions improve.  Our financial condition is sound and unlevered, and we have the capacity to make future acquisitions.  Although not adverse to pursuing carefully selected acquisitions during this period of economic uncertainty, we will be conservative in our approach.  We believe our long-term strategies and capabilities, combined with our current belt-tightening actions, are appropriate and will yield the best possible results.”

Balance Sheet

The balance sheet at March 31, 2009 included current assets of $89.8 million, current liabilities of $17.1 million and working capital of $72.7 million.  The current ratio was 5.26 to 1.  The Company has shareholders’ equity of $131.1 million, no long-term debt, and has borrowing capacity on its commercial bank facilities as of March 31, 2009 of $47 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $47 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share payable May 12, 2009 to shareholders of record as of May 5, 2009.  LSI Industries has paid regular cash dividends since 1989.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions.

Non-GAAP Financial Measures

This press release includes adjustments to the GAAP net loss for the three and nine month periods ended March 31, 2009.  Adjusted net income and earnings per share, which excludes the impact of the impairment of goodwill is a non-GAAP financial measure.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude goodwill and intangible asset impairment because it is not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measure to net loss for the periods indicated, excluding the impairment.

LSI Industries Inc. Fiscal 2009 Third Quarter Results
April 23, 2009

	Third Quarter Fiscal 2009		First Nine Months Fiscal 2009
	Dollars	Diluted EPS	Dollars	Diluted EPS
	(in thousands)		(in thousands)
Reconciliation of net loss to adjusted netincome (loss):

Net loss	$(2,467)	$(0.11)	$(12,842)	$(0.59)

Adjustment for the non-cash goodwill impairment charge, inclusive of the income tax effect	746	0.03	13,583	0.62

Adjusted net income (loss) and earnings (loss) per share	$(1,721)	$(0.08)	$741	$0.03

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “guidance,” “forecasts,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, reliance on key customers, financial difficulties experienced by customers, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses and any other factors that may be identified in our reports filed with the Securities and Exchange Commission, including our Form 10-K.  The Company has no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

LSI Industries is an Image Solutions company, dedicated to advancing solid-state LED technology in lighting and graphics applications. We combine integrated technology, design, and manufacturing to supply high quality, environmentally friendly lighting fixtures and graphics elements for commercial, retail and specialty niche market applications.  LSI is a U.S. manufacturer and is expanding its product offering to the international markets.

Building upon its success with the Crossover® LED canopy fixture, LSI’s Lighting Segment is committed to producing affordable, high performance, energy efficient lighting products, including solid-state LED light fixtures, for indoor and outdoor use.  The Graphics Segment designs, produces, markets and manages a wide array of custom indoor and outdoor graphics programs including signage, menu board systems, decorative fixturing, LED displays and digital signage, and large format billboard and sports screens using solid-state LED technology.  In addition, we provide design support, engineering, installation and project management for custom rollout programs for today’s retail environment. The Company’s technology R&D operation located in Montreal, Canada designs, produces and supports high performance light engines and large format billboard, sports and entertainment video screens using solid-state LED technology.

LSI’s major markets are the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  LSI employs approximately 1,200 people in thirteen facilities located in Ohio, New York, North Carolina, Kansas, Kentucky, Rhode Island, Tennessee, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.  More information on LSI’s quarterly earnings, including additional financial analysis and an earnings overview presentation, will also be available at this site after the Investor Call to be held at 3:00 p.m. Eastern Time today.

LSI Industries Inc. Fiscal 2009 Third Quarter Results
April 23, 2009

Condensed Statements of Operations
(in thousands, except per
share data; unaudited)
	Three Months Ended March 31		Nine Months Ended March 31
	2009	2008	2009	2008
Net sales	$46,989	$64,780	$183,614	$238,843
Cost of products sold	38,215	48,798	143,404	173,651
Gross profit	8,774	15,982	40,210	65,192

Selling and administrative expenses	11,612	14,456	39,589	45,231

Goodwill impairment	957	--	13,626	--

Operating income (loss)	(3,795)	1,526	(13,005)	19,961

Interest (income), net	(6)	(51)	(2)	(263)

Income (loss) before income taxes	(3,789)	1,577	(13,003)	20,224

Income tax expense	(1,322)	580	(161)	7,451

Net income (loss)	$(2,467)	$997	$(12,842)	$12,773

Earnings (loss) per common share

Basic	$(0.11)	$0.05	$(0.59)	$0.59
Diluted	$(0.11)	$0.05	$(0.59)	$0.58

Weighted average common shares outstanding

Basic	21,801	21,786	21,799	21,753
Diluted	21,801	21,908	21,799	21,996

Condensed Balance Sheets
 (in thousands, unaudited)

	March 31, 2009	June 30, 2008
Current Assets	$89,792	$104,303
Property, Plant and Equipment, net	41,565	44,754
Other Assets	19,895	34,483
	$151,252	$183,540

Current Liabilities	$17,061	$31,440
Long-Term Debt	--	--
Other Long-Term Liabilities	3,046	3,584
Shareholders’ Equity	131,145	148,516
	$151,252	$183,540